Exhibit 12.01

SCANA CORPORATION
CALCULATION OF BOND RATIO
FOR THE YEAR ENDED DECEMBER 31, 1999
(Millions of Dollars)




  Net earnings(1)                                               $566.4

  Divide by annualized interest charges on:
    Bonds authenticated under SCANA's
      First and Refunding Mortgage Bond
      Indenture                                    $31.0
    Other indebtedness(1)                          $63.3
        Total annualized interest charges                       $ 94.3

            Bond ratio                                            6.01


(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).

SCANA CORPORATION
CALCULATION OF NEW BOND RATIO
FOR THE YEAR ENDED DECEMBER 31, 1999
(Millions of Dollars)



  Net earnings(1)                                               $561.1

  Divide by annualized interest charges on:
    Bonds authenticated under SCANA's
      First Mortgage Bond Indenture                $63.3
    Other indebtedness(1)                          $31.0
        Total annualized interest charges                       $ 94.3

            New Bond Ratio                                        5.95


(1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993(New Mortgage).

SCANA CORPORATION
CALCULATION OF PREFERRED STOCK RATIO
FOR THE YEAR ENDED DECEMBER 31, 1999
(Millions of Dollars)


  Net Earnings (1)                                              $181.7

  Divide by annualized interest charges on:
    Bonds authenticated under SCE&G's
      mortgage bond indentures                     $31.0
    Other indebtedness (1)                         $63.3
    Preferred Dividend Requirements                $ 7.4
        Total annualized interest charges                       $101.7

            Preferred stock ratio                                 1.79



(1) As defined under SCE&G's Restated Articles of Incorporation.


                                                SCANA CORPORATION COMPUTATION OF
                                  RATIO OF EARNINGS TO FIXED CHARGES For Each of the Five Years Ended December 31, 1999
                                               (Millions of Dollars)



                                                                    Years Ended December 31,
                                                     1999        1998        1997        1996        1995
                                                     ----        ----        ----        ----        ----
Fixed Charges as defined:
  Interest on long-term debt..................      $129.2      $118.1      $113.6      $112.3      $113.9
  Amortization of debt premium, discount and
   expense (net)..............................         3.0         2.7         2.6         2.6         2.5
  Other interest expense......................        13.8        10.0        11.7        13.3        17.1
  Trust preferred.............................         3.8         3.8          .7           -           -
  Interest component of rentals...............          .8         0.8         1.7         2.3         2.8
                                                    ------      ------      ------      ------      ------

      Total Fixed Charges (A).................      $150.6      $135.4      $130.3      $130.5      $136.3
                                                    ======      ======      ======      ======      ======

Earnings, as defined:
  Income......................................      $186.4      $230.8      $230.0      $220.7      $174.0
  Income taxes................................       111.3       131.1       113.6       119.1        99.1
  Total fixed charges above...................       150.6       135.4       130.3       130.5       136.3
                                                    ------      ------      ------      ------      ------

      Total Earnings (B)......................      $448.3      $497.3      $473.9      $470.3      $409.4
                                                    ======      ======      ======      ======      ======

Ratio of Earnings to fixed charges (B/A)......        2.98        3.67        3.64        3.60        3.00
                                                      ====        ====        ====        ====        ====



                                                                  Exhibit 12.01

SOUTH CAROLINA ELECTRIC & GAS COMPANY
CALCULATION OF BOND RATIO
FOR THE YEAR ENDED DECEMBER 31, 1999
(Millions of Dollars)




  Net earnings(1)                                               $566.4

  Divide by annualized interest charges on:
    Bonds authenticated under SCANA's
      First and Refunding Mortgage Bond
      Indenture                                    $31.0
    Other indebtedness(1)                          $63.3
        Total annualized interest charges                       $ 94.3

            Bond ratio                                            6.01


(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).

SOUTH CAROLINA ELECTRIC & GAS COMPANY
CALCULATION OF NEW BOND RATIO
FOR THE YEAR ENDED DECEMBER 31, 1999
(Millions of Dollars)



  Net earnings(1)                                               $561.1

  Divide by annualized interest charges on:
    Bonds authenticated under SCANA's
      First Mortgage Bond Indenture                $63.3
    Other indebtedness(1)                          $31.0
        Total annualized interest charges                       $ 94.3

            New Bond Ratio                                        5.95


(1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).

SOUTH CAROLINA ELECTRIC & GAS COMPANY
CALCULATION OF PREFERRED STOCK RATIO
FOR THE YEAR ENDED DECEMBER 31, 1999
(Millions of Dollars)


  Net Earnings (1)                                              $181.7

  Divide by annualized interest charges on:
    Bonds authenticated under SCE&G's
      mortgage bond indentures                     $31.0
    Other indebtedness (1)                         $63.3
    Preferred Dividend Requirements                $ 7.4
        Total annualized interest charges                       $101.7

            Preferred stock ratio                                 1.79




(1) As defined under SCE&G's Restated Articles of Incorporation.






                                           SOUTH CAROLINA ELECTRIC & GAS COMPANY
                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     For Each of the Five Years Ended December 31, 1999
                                                   (Millions of Dollars)



                                                                      Year Ended December 31,
                                                     1999        1998        1997        1996        1995
                                                     ----        ----        ----        ----        ----
Fixed Charges as defined:
  Interest on long-term debt..................      $ 94.4      $ 92.7      $ 94.0      $ 94.8      $ 96.2
  Amortization of debt premium, discount and
   expense (net)..............................         2.5         2.3         2.3         2.3         2.2
  Interest on debt to affiliate...............           -          -           -           -           -
  Other interest expense......................         8.6         6.2         4.9         7.4         9.2
  Trust preferred.............................         3.8         3.8          .7           -           -
  Interest component of rentals...............         0.8         0.8         1.8         2.3         2.8
                                                    -------     ------      ------      ------      ------

      Total Fixed Charges (A).................      $110.1      $105.8      $103.7      $106.8      $110.4
                                                    ======      ======      ======      ======      ======
Earnings, as defined:
  Income......................................      $189.2      $227.2      $194.7      $190.5      $169.2
  Income taxes................................       109.7       132.2       100.6       108.1        97.3
  Total fixed charges above...................       110.1       105.8       103.7       106.8       110.4
                                                    ------      ------      ------      ------      ------

      Total Earnings (B)......................      $409.0      $465.2      $399.0      $405.4      $376.9
                                                    ======      ======      ======      ======      ======

Ratio of Earnings to fixed charges (B/A)......        3.71        4.40        3.85        3.80        3.41
                                                      ====        ====        ====        ====        ====